CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 15, 2003, relating to the financial statements and financial highlights which appears in the October 31, 2003 Annual Report to Shareholders of The Victory Portfolios, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Auditors" in such Registration Statement.


PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP

Columbus, Ohio
February 27, 2004